Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

        This Agreement (this “Agreement”) is dated September 10, 2008, and is between Pluristem Therapeutics Inc., a Nevada corporation (the “Company”), and Bangor Holdings Ltd. and assignees, a British Virgin Islands company (the “Purchaser”).

        The Company and the Purchaser agree as follows:

ARTICLE 1
PURCHASE AND SALE

        1.1 Closing.

(a) Securities Purchased. At the closing of the transactions contemplated hereby (the “Closing”), the Company will sell and the Purchaser will purchase the following securities of the Company for an aggregate purchase price of up to US$2,000,000 (the “Purchase Price”):

(i) 900,000 shares of Common Stock at a price of $1.15 per share, or an aggregate purchase price of $1,035,000 (the “Registered Shares”);

(ii) The Purchaser has the option, to notify the Company no later than September 19, 2008 of its intent to purchase additional 643,333 shares of Common Stock at a purchase price of $1.50 per share, or an aggregate purchase price of $965,000 (the “Unregistered Shares”); and

(iii) – warrants to purchase 675,000 shares of Common Stock. In the event that Purchaser exercises the option mentioned in (ii) above, the Company will sell additional warrants to purchase 643,333 shares of Common Stock, so the aggregate number of warrants shall be 1,318,333, each at an exercise price of $1.90 per share, no separate consideration being paid for such warrants (the “Warrants”). (The Registered Shares and the Unregistered Shares are referred to as the “Shares”, the shares issuable upon exercise of the Warrants are referred to as the “Warrant Shares” and all of the foregoing are referred to as the “Securities”.)

(b) Closing Deliveries. The Closing shall take place on no less than five days notice from the Company to the Purchaser, with the Closing to be held no later than September 22, 2008. At the Closing, the Purchaser shall deliver to the Company immediately available funds equal to the Purchase Price, and the Company shall deliver to the Purchaser the Securities, effected by delivering to the Purchaser a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver the Shares via overnight courier share certificates or via the Depository Trust Company Deposit Withdrawal Agent Commission System, and delivery of the Warrants (which may initially be an electronic copy, to be followed immediately by the original executed Warrants), in each case in the name of the Purchaser. The Warrants are five-year warrants and shall be in the form previously provided to the Purchaser. The obligations of the Company and the Purchaser to effect the Closing are unconditional.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

        2.1 Representations and Warranties of the Company.

(a) Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby, including the issuance of the Securities, has been duly authorized by all necessary action on the part of the Company. This Agreement is the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(c) Issuance of the Securities; Registration. The Securities are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable. The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable. The Registered Shares have been duly registered under the Securities Act of 1933 (the “Securities Act”).

(d) SEC Reports. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Exchange Act of 1934 (the “Exchange Act”) for at least the one year preceding the date hereof (or such shorter period as the Company was required to do so) (the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Material Adverse Change. Since the date of the latest SEC Report, there has been no material adverse change in the business or financial condition of the Company.

        2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as follows:

(a) Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser. This Agreement has been duly executed by the Purchaser, and is the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms.

(b) Own Account. The Purchaser is acquiring the Securities as principal for its own account and not and will not acquire the Unregistered Shares, the Warrants or the Warrant Shares with a view to or for distributing or reselling them in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of them in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding their distribution of such Securities.

(c) Regulation S. The Purchaser makes the following representations related to Regulation S under the Securities Act: (i) it is not a “U.S. Person” as that term is defined in Rule 902 of Regulation S under the Securities Act; and received all communications relating to the issuance of the Shares, and executed all documents relating thereto, outside the United States; and (ii) it agrees to resell the Unregistered Shares, the Warrants and the Warrant Shares only in accordance with the provisions of Regulation S, or pursuant to an available exemption from the registration requirements of the Securities Act, and further agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.

ARTICLE 3
OTHER AGREEMENTS OF THE PARTIES

        3.1 Publicity. The parties agree that this Agreement and the transactions contemplated hereby will remain confidential until the Company files a Form 8-K with the Securities and Exchange Commission disclosing this Agreement. The Purchaser agrees not to effect any purchase or sale of the securities of the Company until after such filing is made.

        3.2 Registration Rights. The Company undertakes to register the resale of the Unregistered Shares (if the Purchaser exercised the option in Section 1. (a)(ii) above) and the Warrant shares under the Securities Act. The Company will file a registration statement with respect thereto within 120 days after the date hereof and will use its best efforts to cause the registration to be declared effective as soon as practical thereafter. The Company also agrees to deliver to the Purchaser prior to the filing of the registration statement an agreement providing customary indemnification to the Purchaser in respect of any material misstatements or material omissions from the registration statement.

ARTICLE 4
SMISCELLANEOUS

        4.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with this Agreement. Purchaser acknowledge that the Company shall pay a transaction fee to finders equal to 6% of the actual Purchase Price and five-year warrants at an exercise price of $1.50 per share to purchase such number of the Company’s shares of Common Stock that equals 6% of the actual Purchase Price divided by $1.50.

        4.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or by email to the email address set forth on the signature page or (c) upon actual receipt by the party to whom such notice is required to be given.

        4.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors. This Agreement is not assignable by either party.

        4.4 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement).

[Signature page immediately follows.]

        IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PLURISTEM THERAPEUTICS INC.	BANGOR HOLDINGS LTD.

By: /s/ Zami Aberman —————————————— Name: Zami Aberman Title: President & CEO	By: /s/ Michael A, BARTH —————————————— Name: Michael A, BARTH Title: Director

Office Address: Matam Advanced —————————————— Technology Park, Bld 20 ——————————————	Office Address: Wickham`s Cay, Road Town, —————————————— Tortols British Virgin Islands ——————————————

Fax No. +972-74-7107173 ——————————————	Fax No. +1 284 494 4980 ——————————————

Email Address: yaky@Pluristem.com ——————————————	Email Address: bvi@arifa.com ——————————————

Dated: 22.09.08